Exhibit 5.1

Opinion of Callister Nebeker & McCullough Regarding Legality

CALLISTER NEBEKER & MCCULLOUGH

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

GATEWAY TOWER EAST SUITE 900

10 EAST SOUTH TEMPLE

SALT LAKE CITY, UTAH 84133

TELEPHONE 801-530-7300

FAX 801-364-9127

May 6, 2005

Zions Bancorporation

One South Main, Suite 1134

Salt Lake City, UT 84111

Re: Zions Bancorporation 2005 Stock Option and Incentive Plan

Ladies and Gentlemen:

We have acted as counsel for Zions Bancorporation, a Utah corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission. The Registration Statement relates to 8,900,000 shares (the “Shares”) of the Company’s common stock, no par value, to be issued pursuant to, or issued upon the exercise of options granted pursuant to, the Zions Bancorporation 2005 Stock Option and Incentive Plan (the “Plan”) (all such shares and options are referred to herein as the “Shares” and “Options,” respectively).

This opinion is being furnished in accordance with the requirements of Item 601(b(5) of Regulation S-K under the Securities Act of 1933.

As such counsel, we have examined and relied upon the Registration Statement, the Plan and such other records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

For purposes of this opinion, we have assumed the following: (1) the Shares that may be issued pursuant to the Plan or upon the exercise of Options granted pursuant to the Plan will continue to be duly authorized on the dates of such issuance and (2) on the date on which any Option is exercised, such Option will have been duly executed, issued and delivered by the Company and will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

The opinions expressed herein are limited in all respects to the federal laws of the United States of America and the corporate laws of the State of Utah (which includes the Utah Revised Business Corporation Act, applicable provisions of the Utah Constitution and reported judicial interpretations concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

a. The Shares are duly authorized; and

b. When the Shares are issued pursuant to the Plan or upon exercise of the Options granted pursuant to the Plan against payment therefor, as the case may be, as provided in the Plan, such Shares will be validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

Very truly yours, CALLISTER NEBEKER & McCULLOUGH A Professional Corporation /s/ Laurie S. Hart
Laurie S. Hart

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